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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 6, 1997, relating to the financial statements of Southeast Bancorp, Inc., appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus, as follows: The consolidated financial statements of SBI as of the years ended December 31, 1996 and December 31, 1995 (and the notes thereto) have been included in this Proxy Statement-Prospectus in reliance upon the report of Marr, Miller & Myers, P.S.C., independent certified accountants, given upon the authority of such firm as experts in accounting and auditing.


 /s/ Marr, Miller & Myers, P.S.C.
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Marr, Miller & Myers, P.S.C.
Corbin, Kentucky
November 12, 1998